Exhibit 3.1

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported: November 12, 2007	Commission File No: 0-11774

INVESTORS TITLE COMPANY

EXHIBIT INDEX

Exhibit No.                      Exhibit Description

3.1                                  Amended and Restated By-Laws of Investors Title Company

BY-LAWS
OF
INVESTORS TITLE COMPANY

RESTATED AND AMENDED THROUGH NOVEMBER 12, 2007

ARTICLE I.

OFFICES:

Section 1.                      Principal Office:    The principal office of the Corporation shall be located at 121 North Columbia Street, Chapel Hill, North Carolina.

Section 2.                      Registered Office:    The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3.                      Other Offices:    The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE II.

MEETING OF SHAREHOLDERS:

Section 1.                      Place of Meetings:    All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2.                      Annual Meetings:    The annual meeting of shareholders shall be held on the third Wednesday in May of each year, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 3.                      Substitute Annual Meeting:    If the annual meeting shall not be held on the day designated by these by-laws, then a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article.  A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4.                      Special Meetings:     Special meetings of the shareholders may be called by any of the following:  (a) by the Chairman of the Board of Directors; (b)  by the President of the Corporation;  (c)  by the Board of Directors

upon the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors; or (d)  by the shareholders upon written request of those persons holding of record not less than eighty percent (80%) of the total voting power of the shares entitled to vote thereon.

Section 5.                     Notice of Meetings:    Written or printed notice stating the time and place of the meeting shall be delivered no fewer than 10 nor more than 60 days before the date thereof, either personally or by mail, by or at the direction of the President or the other person calling the meeting, to each shareholder of record entitled to vote at such meeting and to each nonvoting shareholder entitled to notice of the meeting.  If the corporation is required by law to give notice of proposed action to nonvoting shareholders and the action is to be taken without a meeting pursuant to Section 9 of this Article, written notice of such proposed action shall be delivered to such shareholders not less than 10 days before such action is taken.

If notice is mailed, such notice shall be effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter with respect to which specific notice to the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act.  In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

           When a meeting is adjourned for more than 120 days after the date fixed for the original meeting or if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting.  When a meeting is adjourned for 120 days or less and no new record date for the adjourned meeting is fixed, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6.                      Voting Lists:    At least ten days before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meetings, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours.  This list shall also be provided and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

Section 7.                      Quorum:    The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders.  If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.                      Voting of Shares:    Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or by-laws of this Corporation.

Voting on all matters shall be by voice or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 9.                      Informal Action by Shareholders:    Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation to be kept in the Corporate Minute Book.

ARTICLE III.

DIRECTORS

Section 1.                      General Powers:    The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these by-laws.

Section 2.                      Number, Term and Qualifications:    The number of Directors of the Corporation shall not be less than nine nor more than twelve, as determined from time to time by the shareholders.  The Board shall be divided into three classes, having staggered terms of three years each.  Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.  Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

Section 3.                      Election of Directors:    Except as provided in Section 6 of this Article, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected.

Section 4.                      Removal:    Neither the entire Board of Directors nor any  individual director of the corporation shall be removed from office, with or without cause, unless a meeting of the shareholders of the corporation is held to act thereon and there is obtained the approval of a percentage of all votes entitled to be cast thereon of at least eighty percent

(80%); provided, however, that if any such removal shall have been recommended to the shareholders of the corporation by a resolution of the Board of Directors adopted by the affirmative vote of seventy-five percent (75%) of the entire Board of Directors, then such removal may be effected if a meeting of the shareholders of the corporation is held to act thereon and there is obtained the approval of a percentage of all votes entitled to be cast thereon equal to a majority of all votes entitled to be cast thereon;  provided, further, that any such removal may be effected without a meeting or vote of the shareholders of the corporation if a resolution determining that cause exists for such removal shall be adopted by the affirmative vote of seventy-five percent (75%) of the entire Board of Directors.

Section 5.                      Vacancies:    A vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director; but a vacancy created by an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose.  The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

Section 6.                      Chairman:    There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board.  The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 7.                      Compensation:    The Board of Directors may compensate directors for their services.

Section 8.                      Executive Committee:    The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these by-laws, designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

Section 9.                      Indemnification: Any person who at any time serves or has served as a director of the corporation, or who, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) all expenses, including but not limited to attorneys’ fees, the costs of any investigation, experts and similar expenses incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) all payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit or proceeding.

The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw.

To the fullest extent from time to time permitted by law, the Company agrees to pay as incurred all the expenses, including but not limited to attorneys’ fees and expenses of any person indemnified hereunder, incurred in defending any action, proceeding, suit or investigation and in advance of the final disposition of such action, proceeding, suit or investigation.

Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein.  Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

ARTICLE IV.

MEETING OF DIRECTORS

Section 1.                      Regular Meetings:    A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders.  In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 2.                      Special Meetings:    Special Meetings of the Board of Directors may be called by or at the request of the President or any two directors.  Such meetings may be held either within or without the State of North Carolina.

Section 3.                      Notice of Meetings:    Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by the usual means of communication.  Such notice need not specify the purpose for which the meeting is called.

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 4.                      Quorum:    A majority of the directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5.                      Manner of Acting:    Except as otherwise provided in this section, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The vote of a majority of the number of directors fixed by these by-laws shall be required to adopt a resolution constituting an executive committee.  The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a by-law, or to adopt a resolution dissolving the corporation without action by the shareholders.  Vacancies in the Board of Directors may be filled as provided in Article III, Section 6 of these by-laws.

Section 6.                      Informal Action by Directors:    Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings.

Section 7.                      Bonds:    The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE V.

OFFICERS

Section 1.                      Number:    The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect.  Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2.                      Election and Term:    The officers of the Corporation shall be elected by the Board of Directors.  Such elections may be held at any regular or special meeting of the Board.  Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.

Section 3.                      Removal:    Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.                      Compensation:    The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5.                      Chief Executive Officer:  The Chief Executive Officer shall be the principal executive and administrative officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these by-laws.

He shall, when present, preside at all meetings of shareholders.  At the request of the Chairman of the Board, or in case of his absence or inability to act, the Chief Executive Officer may act in his place.  He shall sign, with any other proper officer, any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent.  The Chief Executive Officer shall perform all duties incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.                      President:    The President shall be a principal administrative officer of the Corporation and, subject to the control of the Chief Executive Officer, shall assist the Chief Executive Officer in supervising and controlling the management of the Corporation in accordance with these by-laws.

At the request of the Chief Executive Officer, or in case of his absence or inability to act, the President may act in his place.  Furthermore, at the request of the Chairman of the Board, or in case of the absence or inability to act of both the Chairman of the Board and the Chief Executive Officer, the President may act in the Chairman's place.  He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent.  The President shall perform all duties incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.                      Vice-Presidents:    The Vice-Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office, subject to the restrictions applicable to such office.  In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 8.                      Secretary:    The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors.  He shall give all notices required by law and by these by-laws.  He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it.  He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each.  He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

Section 9.                      Treasurer:    The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors.  He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year.  The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request thereof.  The Treasurer shall, in general perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

Section 10.                     Assistant Secretaries and Treasurers:    The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

ARTICLE VI.

CONTRACTS, LOANS AND DEPOSITS

Section 1.                      Contracts:    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.                      Loans:    No loans to or from the Corporation shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3.                      Checks and Drafts:    All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.                      Deposits:    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

ARTICLE VII.

SHARES AND THEIR TRANSFER

Section 1.                      Certificates for Shares; Uncertificated Shares:    Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the North Carolina Business Corporation Act.  Certificates representing shares of the Corporation shall be issued in such form as the Board of Directors shall determine and shall be signed by the President or any Vice-President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer.  At a minimum, each certificate shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of North

Carolina, the name of the shareholder and the number and class (and the designation of the series, if any) of the shares represented.  Such certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons, corporations, firms or organizations to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of North Carolina, the name of the shareholder and the number and class (and the designation of the series, if any) of the shares represented.

Section 2.                      Transfer of Shares:    Transfers of certificated shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative.  All certificates surrendered for transfer shall be cancelled before new certificates or uncertificated shares for the transferred shares shall be issued.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, new equivalent uncertificated shares or certificated shares shall be issued to the shareholder entitled thereto and the transaction shall be recorded upon the stock transfer books of the Corporation.

Section 3.                 Fixing Record Date.  For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote, to take any other action, or to receive a dividend with respect to their shares, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders.  Such record date fixed by the Board of Directors under this Section shall not be more than 70 days before the meeting or action requiring a determination of shareholders.

If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to a dividend, the close of the business day before the first notice is delivered to shareholders or the date on which the Board of Directors authorizes the dividend, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 4.                      Lost Certificates:    The Board of Directors may authorize the issuance of a new share certificate or uncertificated shares in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction.  When authorizing such issuance of a new certificate or uncertificated shares, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate or uncertificated shares without requiring such a bond.

ARTICLE VIII.

GENERAL PROVISIONS

Section 1.                      Dividends:    The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

Section 2.                      Seal:    The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

Section 3.                      Waiver of Notice:    Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or by-laws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.                      Fiscal Year:    Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be from January 1 to December 31.

Section 5.                      Amendments:    Except as otherwise provided herein, these by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a by-law:  (1)  requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;  (2)  providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committees;  (3)  increasing or decreasing the number of directors;  (4)  classifying and staggering the election of directors.  No by-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

No provision of the by-laws may be amended, altered or repealed by the shareholders of the corporation unless a meeting of the shareholders is held to act thereon and there is obtained the approval of a percentage of all the votes entitled to be cast on at least eighty percent (80%);  provided, however, that the approval of the majority of all the votes entitled to be cast shall be sufficient to approve any such amendment, alteration or repeal that has been favorably recommended to the shareholders by resolution adopted by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors.